Corcept Therapeutics Announces Third Quarter 2013 Financial Results and Corporate Update

MENLO PARK, CA -- (Marketwired - November 07, 2013) - Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders, today reported its financial results for the quarter ended September 30, 2013.

Third Quarter Financial Results

  Recognized net revenue of $2.6 million, compared to $1.9 million in the previous quarter, an increase of 39 percent. Our revenues would be about approximately 20 percent higher if patients who are receiving Korlym but cannot pay for it could pay for it. Our expectation is that, as the Affordable Care Act enables these patients to obtain health insurance in 2014, they will become paying customers.
  Recorded a GAAP net loss of $10.9 million, or $0.11 per share, compared to a net loss of $11.9 million, or $0.12 per share in the previous quarter. After adjusting for significant non-cash expenses, net loss on a non-GAAP basis was $0.08 per share, compared to $0.10 per share in the previous quarter. A reconciliation of GAAP net loss to non-GAAP results is included in this press release.
  As of September 30, 2013, we held cash and cash equivalents of $63.2 million.

Operational Highlights

  Enrolled patients at a faster rate than projected in our phase 3 study of the use of mifepristone, the active ingredient in Korlym®, in the treatment of psychotic depression. We now expect to perform an interim analysis of data from this study and report its results in the second quarter of 2014, one quarter earlier than previously reported.
  Submitted our Marketing Authorization Application to the European Medicines Agency (EMA) for approval to promote Korlym for endogenous Cushing's syndrome in the European Union under the brand name Corluxin®. We expect initial feedback and questions from the EMA in the first quarter of 2014.
  Licensed from the University of Chicago patent rights covering the use of competitive glucocorticoid (GR) antagonists, including mifepristone, in combination with chemotherapy in the treatment of triple-negative breast cancer, a form of breast cancer typically with a poor prognosis. On December 12th, the University of Chicago plans to report the findings from the first human study using mifepristone to help treat metastatic triple-negative breast cancer at the San Antonio Breast Cancer Symposium.

"We had an excellent third quarter, as evidenced by our nearly 40 percent increase in revenue," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer. "Our Cushing's syndrome business added new prescribers in every part of the country. Many physicians with one patient taking Korlym found that the drug worked and wrote prescriptions for second and third patients. With greater visibility into the business, we can now provide revenue guidance for the balance of 2013 and will provide revenue guidance for fiscal 2014 at our year-end conference call."

"We also advanced our other strategic priorities," said Dr. Belanoff. "Enrollment in our phase 3 trial for the treatment of Psychotic Depression accelerated. We now expect to report results of our interim analysis in the second quarter, earlier than expected. In addition, investigators at the University of Chicago will present findings from the first study of mifepristone combined with chemotherapy to treat women with metastatic triple-negative breast cancer at the Breast Cancer Symposium in San Antonio on December 12th."

Financial Results

For the third quarter of 2013, we recognized net product revenue of $2.6 million. Cost of sales for the third quarter of 2013 was $40,000. Because we expensed product manufacturing costs incurred prior to FDA approval, our cost of sales in the third quarter of 2013 consisted primarily of stability testing and distribution costs.

We reported a net loss of $10.9 million, or $0.11 per share, for the third quarter of 2013, compared to a net loss of $8.3 million, or $0.08 per share, for the third quarter of 2012.

The net loss for the third quarter of 2013 and the third quarter of 2012 included significant non-cash stock-based compensation expenses of $1.3 million and $1.0 million, respectively. In addition, we accreted non-cash interest expense related to our capped royalty financing transaction of $1.1 million in the third quarter of 2013 and $575,000 in the comparable period in 2012. After adjusting for these non-cash expenses, the company's net loss on a non-GAAP basis was $8.5 million, or $0.08 per share, for the third quarter of 2013, compared to $6.7 million, or $0.07 per share, for the third quarter of 2012. A reconciliation of GAAP net loss to non-GAAP net loss is included below.

Operating expenses for the third quarter of 2013 were $12.4 million, compared to $8.7 million for the corresponding period in 2012.

  Selling, general and administrative expenses in the third quarter of 2013 were $7.2 million, compared to $5.7 million for the comparable period in 2012. The increase was primarily due to increased staffing, consultancy, contracted sales force and other professional services costs to support the commercialization of Korlym.

  Research and development expenses in the third quarter of 2013 were $5.2 million, compared to $3.0 million for the comparable period in 2012. The increase was primarily due to increased clinical trials costs, staffing and consultancy to support the expansion of our phase 3 trial of mifepristone for the treatment of psychotic depression, the development of our next-generation selective GR-II antagonists and the preparation of the regulatory submission to the EMA for approval of Corluxin for Cushing's syndrome in Europe.

Our cash balance as of September 30, 2013 was $63.2 million, as compared to $93.0 million at December 31, 2012, and reflects approximately $29.4 million spent on operations during the first nine months of 2013.

Financial Guidance

Fulfilling our commitment to provide revenue guidance as soon as clear trends in our business were established, we expect revenue for 2013 to be approximately $9.6 million. We will provide revenue guidance for fiscal year 2014 at our year-end conference call in February 2014.

Conference Call

Corcept will hold a conference call on November 7, 2013, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 in the United States or +1-847-585-4405 internationally approximately ten minutes before the start of the call. The pass code is 35967600.

A replay of the call will be available through November 21, 2013 at 1-888-843-7419 from the United States and +1-630-652-3042 internationally. The pass code is 35967600.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20 to 50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome, approximately half of whom are cured by surgery. Symptoms vary, but most patients have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Korlym®

Korlym competitively antagonizes the glucocorticoid receptor type II (GR-II), one of the two receptors to which cortisol normally binds, thereby inhibiting the effects of excess cortisol in Cushing's syndrome patients. In April 2012, Corcept made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication. Orphan Drug designation is a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the approved indication in the United States until February 2019.

About Psychotic Depression

Psychotic depression is a serious psychiatric disorder that affects approximately three million people annually in the United States. It is more prevalent than either schizophrenia or bipolar I disorder. The disorder is characterized by severe depression accompanied by delusions, hallucinations or both. People with psychotic depression are approximately 70 times more likely to commit suicide than the general population and often require lengthy and expensive hospital stays. There is no FDA-approved treatment for psychotic depression.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders. Korlym, a first generation competitive GR-II antagonist, is the company's first FDA-approved medication. The company has a phase 3 trial underway for mifepristone for treatment of the psychotic features of psychotic depression and a portfolio of selective GR-II antagonists that competitively antagonize the effects of cortisol but not progesterone. It owns extensive intellectual property covering the use of GR-II antagonists, including mifepristone, in the treatment of a wide variety of metabolic, psychiatric and other disorders. It also holds composition of matter patents for its selective GR-II antagonists.

Non-GAAP Measures

To supplement Corcept's financial results presented on a GAAP basis, we use a non-GAAP measure of net loss that excludes significant non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that this non-GAAP measure of net loss helps investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net revenue and net loss we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this news release include but are not limited to revenue guidance for 2013, quotes from management and statements regarding increased revenue expectations as the Affordable Care Act enables patients to obtain health insurance, the timing of an interim analysis of data and reported results from our phase 3 trial of mifepristone for the treatment of psychotic depression, the timing of feedback and questions from the EMA, and the timing of reported findings from the University of Chicago regarding the study in humans of mifepristone in combination with chemotherapy in the treatment of metastatic triple-negative breast cancer. The company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's phase 3 trial of mifepristone for the treatment of psychotic depression, the protections afforded by Korlym's Orphan Drug Designation, by Corcept's patent portfolio, or by the company's other intellectual property rights, the effects of rapid technological change and competition, or the cost, pace and success of Corcept's product development efforts, including its ability to advance its next-generation selective GR-II antagonists towards human use. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release, except as may be required by law.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                 September 30,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                  (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                      $      63,175 $      93,032
  Trade receivables, net                                 1,019           557
  Inventory                                              5,555         4,663
  Other assets                                           1,308           914
                                                 ------------- -------------
    Total assets                                 $      71,057 $      99,166
                                                 ------------- -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       2,337 $       3,804
  Deferred revenue                                          55            16
  Long-term obligation                                  34,642        31,680
  Other liabilities                                      3,250         1,889
  Stockholders' equity                                  30,773        61,777
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $      71,057 $      99,166
                                                 ------------- -------------
        Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                     Three Months Ended   Nine Months Ended
                                        September 30,       September 30,
                                     ------------------  ------------------

                                       2013      2012      2013      2012
                                     --------  --------  --------  --------

Revenues:
  Product sales, net                 $  2,634  $  1,055  $  6,242  $  1,930

Operating expenses:
  Cost of sales                            40        24        82        72
  Research and development              5,155     3,008    13,903     9,218
  Selling, general and
   administrative                       7,179     5,694    23,723    18,932
                                     --------  --------  --------  --------
    Total operating expenses           12,374     8,726    37,708    28,222
                                     --------  --------  --------  --------
Loss from operations                   (9,740)   (7,671)  (31,466)  (26,292)

Interest and other expense             (1,166)     (622)   (3,421)     (632)
                                     --------  --------  --------  --------
    Net loss and comprehensive loss  $(10,906) $ (8,293) $(34,887) $(26,924)
                                     --------  --------  --------  --------

Basic and diluted net loss per share $  (0.11) $  (0.08) $  (0.35) $  (0.30)
                                     --------  --------  --------  --------

Shares used in computing basic and
 diluted net loss per share            99,814    99,082    99,814    90,738
                                     --------  --------  --------  --------

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                     Three Months Ended   Nine Months Ended
                                        September 30,       September 30,
                                     ------------------  ------------------

                                       2013      2012      2013      2012
                                     --------  --------  --------  --------

GAAP net loss                        $(10,906) $ (8,293) $(34,887) $(26,924)

Significant non-cash expenses:
  Stock-based compensation
    Research and development              161       160       466       416
    Selling, general and
     administrative                     1,148       833     3,417     3,848
                                     --------  --------  --------  --------
      Total stock-based compensation    1,309       993     3,883     4,264
                                     --------  --------  --------  --------
  Accretion of interest expense
   related to long-term obligation      1,133       575     3,340       575
                                     --------  --------  --------  --------
Non-GAAP net loss                    $ (8,464) $ (6,725) $(27,664) $(22,085)
                                     --------  --------  --------  --------

GAAP basic and diluted net loss per
 share                               $  (0.11) $  (0.08) $  (0.35) $  (0.30)
                                     --------  --------  --------  --------

Non-GAAP basic and diluted net loss
 per share as adjusted for
 significant non-cash expenses       $  (0.08) $  (0.07) $  (0.28) $  (0.24)
                                     --------  --------  --------  --------

Shares used in computing basic and
 diluted net loss per share            99,814    99,082    99,814    90,738
                                     --------  --------  --------  --------

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com